Exhibit 99.2


                                SIGNATURES

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: April 7, 2008



GS MEZZANINE PARTNERS V ONSHORE FUND, L.P.
BY: GS Mezzanine Partners V Onshore Fund, L.L.C.,
its General Partner

By:     /s/ Kevin P. Treanor
       ---------------------------------
Name:   Kevin P. Treanor
Title:  Attorney-in-fact



GSMP V ONSHORE US, LTD.

By:     /s/ Kevin P. Treanor
       ---------------------------------
Name:   Kevin P. Treanor
Title:  Attorney-in-fact



GS MEZZANINE PARTNERS V INSTITUTIONAL FUND, L.P.
BY: GS Mezzanine Partners V Institutional Fund, L.L.C.,
its General Partner

By:     /s/ Kevin P. Treanor
       ---------------------------------
Name:   Kevin P. Treanor
Title:  Attorney-in-fact



GSMP V INSTITUTIONAL US, LTD.

By:     /s/ Kevin P. Treanor
       ---------------------------------
Name:   Kevin P. Treanor
Title:  Attorney-in-fact



GS MEZZANINE PARTNERS V OFFSHORE FUND, L.P.
BY: GS Mezzanine Partners V Offshore Fund, L.L.C.,
its General Partner

By:     /s/ Kevin P. Treanor
       ---------------------------------
Name:   Kevin P. Treanor
Title:  Attorney-in-fact



GSMP V OFFSHORE US, LTD.

By:     /s/ Kevin P. Treanor
       ---------------------------------
Name:   Kevin P. Treanor
Title:  Attorney-in-fact